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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 21


                           SUBSIDIARIES OF THE ISSUER



   Name of                    State or Jurisdiction of
Subsidiary              Incorporation or Organization        Description
----------------------  -----------------------------        ------------

Community Central Bank       State of Michigan               A State Bank













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